Exhibit 99.1

EdgePoint announces collaboration with iBio CDMO to implement AI/Blockchain driven TrustPoint Vision Technology in its Texas cGMP facility

TrustPoint has the potential to improve documentation processes by automating data documentation and verification leading to improved data integrity and reduced operating expenses

Collaboration represents important step for commercialization of proprietary AI/blockchain vision technology by Mateon Therapeutics wholly-owned division as it moves toward independent launch

NEW YORK, Dec. 23, 2019 (GLOBE NEWSWIRE) — EdgePoint AI, a wholly-owned division of Mateon Therapeutics, Inc (OTC:MATN) announced today that it has entered into a collaboration with iBio, Inc. (NYSE AMERICAN:IBIO) to deploy the technology solutions TrustPoint Vision Fabric and TrustPoint Smart Protocols “TrustPoint “, in iBio’s cGMP manufacturing facility in Texas which is part of the ARMI state-of-the-art manufacturing innovations in biomaterial and cell processing.

The TrustPoint Vision Fabric system will utilize AI/blockchain driven vision systems to automatically document, timestamp, verify, and track data and activities in pharmaceutical manufacturing operations. The system uses a proprietary AI Vision system package developed by Mateon Therapeutics to recognize, timestamp and document transactions and to identify potential defects. In a GMP manufacturing setting it is expected that the system will work by continually monitoring manufacturing and support operations and automatically documenting specific activities that will significantly reduce or eliminate current manual documentation and verification activities. Data from the system will stored using blockchain technology, TrustPoint Smart Protocols, to capture information in a form that is immutable, auditable and secure. The process of automatically documenting transactions in a form that is immutable and auditable is expected to improve data integrity which has been a high point of focus for worldwide regulatory agencies.

“We believe there is a great opportunity with TrustPoint Vision Fabric to take an established technology and to deploy it in a new area that can benefit from the real time capture and documentation of information related to transactions. The goal of the technology in the retail sector has been to streamline the customer experience while maintaining the integrity of the system. Our goal in deploying the system in pharmaceutical manufacturing is to do the same, automate the documentation of important steps/transactions in manufacturing processes while simultaneously maintaining or improving the integrity of the data using blockchain technology. The net result can be a greatly improved manufacturing workflow with reduced costs that eventually benefits manufacturers, regulators and the patients they seek to help. We very much look forward to continuing to update on our progress in the future.” stated Steven King prospective CEO of EdgePoint AI.

The proprietary Mateon technology has already been deployed in conjunction with its partner IBM in retail stores for cashierless purchasing transactions and in the transportation industry to identify potential failure points prior to problems arising. The initial deployment of TrustPoint in a GMP environment will be in raw material supply chain related functions. The system will be used to automate the tracking of materials from time of receipt to manufacturing introduction.

“We are very pleased to be part of the effort to bring emerging technologies like TrustPoint into the pharmaceutical manufacturing realm. Adding this technology to our highly automated cGMP manufacturing facility is a natural fit that could have substantial benefits,” stated Robert Erwin, president of iBio. “The potential to reduce costs by streamlining labor intensive manual operations while improving quality is very important as we continue to develop next-generation manufacturing processes and technologies under the AMRI initiative.”

“We are very excited about the potential of EdgePoint AI’s leading-edge TrustPoint technology platform. This collaboration is a great first step in deploying the technology in a GMP manufacturing environment that we believe can facilitate the eventual spin off of EdgePoint as an independent technology company.” said Vuong Trieu, CEO of Mateon Therapeutics.

About EdgePoint AI

EdgePoint AI was established in order to advance the company’s revolutionary cluster-computer platform for AI that processes machine learning models at a fraction of the power and budget of mainstream computing in pharmaceutical manufacturing. The company’s technology solution “TrustPoint” provides an AI computing platform for pharmaceutical and healthcare verticals including blockchain support for manufacturing where data integrity and security are of utmost importance. EdgePoint is composed of a team of executives with pharmaceutical drug development, GMP manufacturing and deep AI knowledge. The team includes Steven King who was the former CEO of Peregrine Pharmaceuticals, Inc. (NASDAQ) and its wholly-owned contract biomanufacturing subsidiary Avid Bioservices, Inc., for over 15 years, during which time the company advanced its lead compound through Phase 3 development, while growing revenues to over $55 million; Seasoned executive, Saran Saund who has been founder, CEO and GM at several startups and public companies for which he returned significant value to shareholders in his startups and chief technology officer; Burcak Beser who has been founder and CTO of several successful private and public companies with over 144 patents during his career.

About Mateon’s Lead Product Candidate, OT-101

High-grade gliomas (HGG) are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of the tumor microenvironment (TME). Transforming growth factor beta 2 (TGFB2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in HGG. OT101, a first-in-class RNA therapeutic, is designed to abrogate the immunosuppressive actions of TGF-beta 2. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induced durable complete and partial responses in recurrent and refractory adult high-grade glioma patients, including adults with GBM. Further development of OT-101 may offer renewed hope for salvage therapy of pediatric diffuse intrinsic pontine glioma (DIPG) patients who have this rare and fatal disease. The FDA granted Mateon rare pediatric disease designation for DIPG. Under the FDA’s Rare Pediatric Disease Priority Review Voucher program, a sponsor who receives an approval of a new drug application or biologics license application for a product for the prevention or treatment of a rare pediatric disease may be eligible for a voucher, which can be redeemed to obtain priority review for any subsequent marketing application, and may be sold or transferred.

About iBio

iBio, Inc., is a global leader in plant-based biologics manufacturing. Its FastPharming System™ combines vertical farming, automated hydroponics, and glycan engineering technologies to rapidly deliver gram quantities of high-quality monoclonal antibodies, vaccines, bioinks and other proteins. The Company’s subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services via its 130,000 square foot facility in Bryan, Texas. iBio CDMO also enables innovators to use the FastPharming System for insourced manufacturing via its Factory Solutions “design-and-build” services. iBio’s FastGlycaneering Development Service™ includes an array of new glycosylation technologies for engineering high-performance recombinant proteins. Additionally, iBio is developing its own proprietary products which include its lead asset, IBIO-100, for the treatment of fibrotic diseases. For more information, visit www.ibioinc.com.

About ARMI

The Advanced Regenerative Manufacturing Institute (ARMI), headquartered in Manchester, NH, is the 12th Manufacturing USA Institute. It brings together a consortium of over 150 partners from across industry, government, academia and the non-profit sector to develop next-generation manufacturing processes and technologies for cells, tissues and organs. ARMI will work to organize the current fragmented domestic capabilities in tissue Biofabrication technology to better position the U.S. relative to global competition. For more information on ARMI, please visit www.ARMIUSA.org. Approximately $80 million from the federal government is being combined with more than $200 million in cost-share to support the development of tissue and organ manufacturing capabilities.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Statements concerning the anticipated completion of the proposed merger, the anticipated success of the PointR technology, or the benefits expected to be gained from the merger are all forward-looking statements. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

Email: ashah@oncotelic.com